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SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

    CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 26, 2001

LTC HEALTHCARE, INC.
(Exact Name of Registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation)	1-14151 (Commission File Number)	91-1895305 (IRS Employer Identification Number)

300 ESPLANADE DRIVE, SUITE 1860, OXNARD, CA (Address of principal executive offices)	93030 (Zip Code)

(805) 981-8655
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On November 21, 2001 the Registrant entered into a Securities Purchase Agreement with LTC Properties, Inc., a Maryland corporation ("LTC"), pursuant to which, among other things, the Registrant sold $8,500,000 face value of 7.5% convertible subordinated debentures of Regent Assisted Living, Inc. ("Regent") for $7,800,000. As of September 30, 2001, the Registrant had a recorded value of $5,100,000 for these debentures on their balance sheet. The sales price represents management's estimate of the fair market value of the debentures at the transaction closing date, December 20, 2001. The Registrant recognized a $2,700,000 gain in connection with this transaction.

    On December 20, 2001, the Registrant entered into a Stock Purchase Agreement with LTC pursuant to which, among other things, the Registrant sold 1,000 shares of common stock (the "Red Hills Shares") of LTC Healthcare of Red Hills, Inc., a Delaware corporation ("Red Hills"), 100 shares of common stock (the "New Mexico Shares") of LTC-New Mexico, Inc., a Nevada corporation ("New Mexico"), 1,000 shares of common stock (the "Ohio Shares") of LTC-Ohio, Inc., a Delaware corporation ("Ohio") and 1 share of common stock (the "GP VI Shares") of LTC GP VI, Inc., a Delaware corporation ("GP VI"). The Red Hills Shares, New Mexico Shares, Ohio Shares and GP VI Shares represent 100% of the outstanding stock of each corporation. The purchase prices of the shares was approximately $45,860,000 less mortgage debt of $32,767,000 and a minority interest of approximately $3,200,000. The Registrant believes that such amounts reflect the fair market value of the Red Hills, New Mexico, Ohio and GP VI Shares as supported by current appraisals of the properties owned.

    Red Hills owns CLC-Red Hills, a 23,700 square foot skilled nursing facility situated on approximately 5.0 acres in Sumner, Illinois. The facility was constructed in 1965. The facility contains 96 beds and is operated by the Registrant. The property is subject to a $1,547,000 mortgage in favor of LTC's REMIC pools.

    New Mexico owns Casa Maria, a 47,800 square foot skilled nursing facility situated on approximately 6.4 acres in Roswell, New Mexico and Casa Arena Blanca, a 43,000 square foot skilled nursing facility situated on approximately 7.8 acres in Alamogordo, New Mexico. Casa Maria was constructed in 1979 and contains 118 beds. Casa Arena Blanca was constructed in 1985 and contains 117 beds. Both facilities are leased to Integrated Health Corporation pursuant to two separate "triple net" leases. Casa Maria and Casa Arena Blanca are subject to mortgages in favor of LTC's REMIC pools of $3,949,000 and $4,672,000, respectively.

    Ohio owns Karrington of Bexley, a 32,000 square foot assisted living facility situated on approximately one acre in Bexley, Ohio; Karrington at Tucker Creek, a 35,500 square foot assisted living facility situated on approximately 2.1 acres in Worthington, Ohio; Karrington on the Scioto, a 34,000 square foot assisted living facility situated on approximately 1.7 acres in Upper Arlington, Ohio; and Karrington Place, an 18,000 square foot assisted living facility situated on approximately 0.6 acres in Worthington, Ohio. Karrington of Bexley was constructed in 1992 and contains 53 rooms. Karrington at Tucker Creek was constructed in 1993 and contains 54 rooms. Karrington on the Scioto was constructed in 1993 and contains 53 rooms. Karrington Place was constructed in 1996 and contains 26 rooms. All four facilities are leased to Sunrise Healthcare Corporation ("Sunrise"), a wholly owned subsidiary of the Sun Healthcare Group, Inc., pursuant to a "triple net" lease. The properties are subject to a $16,498,000 mortgage in favor of LTC's REMIC pools.

    GP VI owns a general partnership interest in LTC Partners IX, L.P. ("Partners IX"). Partners IX owns SunRise High Plains, a 21,500 square foot skilled nursing facility situated on approximately 2.0 acres in Clovis, New Mexico; SunRise Golden Age Care and Rehabilitation Center, a 28,150 square foot skilled nursing facility situated on approximately 2.3 acres in Clovis, New Mexico; and Boulevard Manor, a 32,000 square foot skilled nursing facility situated on approximately 2.4 acres in Richland Hills, Texas. SunRise High Plains was constructed in 1968 and renovated in 1995 and contains 76 beds. SunRise Golden Age Care and Rehabilitation Center was constructed in 1969 and contains 87 beds. Boulevard Manor was constructed in 1967 and contains 122 beds. SunRise High Plains and SunRise Golden Age Care and Rehabilitation Center are leased to Sun Healthcare Group, Inc., pursuant to two separate "triple net" leases. Boulevard Manor is operated by the Registrant. SunRise High Plains, SunRise Golden Age Care & Rehabilitation Center, and Boulevard Manor are subject to mortgages in favor of LTC's REMIC pools of $1,600,000, $2,807,000 and $1,694,000, respectively.

    The Registrant used the proceeds from the sale of the Regent debentures and the sale of the stock to repay indebtedness to LTC.

    LTC, the purchaser of the Red Hills Shares, New Mexico Shares, Ohio Shares and GP VI Shares, was formerly the owner of approximately 99% of the common stock of the Registrant. In September 1998 such shares were distributed to the holders of LTC's common stock, Series C Preferred Stock and certain convertible debentures. For additional information on the distribution of the Registrant's common stock by LTC see the Registrant's Form 10-K for the fiscal year ended December 31, 2000. The Registrant believes that LTC does not currently own any of the Registrant's common stock. LTC has provided the Registrant with a $20 million secured line of credit. At September 30, 2001, the Registrant owed LTC $18,919,000 under the secured line of credit and operated 26 facilities owned by LTC.

    In addition, Andre C. Dimitriadis serves as Director, Chairman of the Board and Chief Executive Officer of the Registrant and LTC. Wendy L. Simpson serves as Executive Vice President and Chief Financial Officer of the Registrant and Vice Chairman and Chief Financial Officer of LTC. Christopher T. Ishikawa serves as Director, President and Chief Operating Officer of the Registrant and Executive Vice President and Chief Investment Officer of LTC. Julia L. Kopta serves as Executive Vice President, General Counsel and Secretary of the Registrant and of LTC. Alex J. Chavez serves as Senior Vice President and Treasurer of the Registrant and of LTC.

ITEM 7.  EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
99.1	Securities Purchase Agreement dated as of November 21, 2001 between the Registrant and LTC
99.2	Stock Purchase Agreement dated as of December 20, 2001 between the Registrant and LTC
99.3	Registrant's Pro Forma Balance Sheet as of September 30, 2001, Pro Forma Statements of Operations for the Year ended December 31, 2000 and the Nine Months ended September 30, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2001	LTC HEALTHCARE, INC., a Nevada corporation (Registrant)

	By:	/s/ WENDY L. SIMPSON Wendy L. Simpson Executive Vice President and Chief Financial Officer

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FORM 8-K
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. EXHIBITS
SIGNATURES